Exhibit 3.60

FIRST AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS

OF

MO-RO-KO, INC.

The following amendments to the Amended and Restated Bylaws were duly adopted by the Board of Directors of the Corporation as of December 24, 1997.

RESOLVED, that the Amended and Restated Bylaws of the Corporation be, and they hereby are, amended as set forth in Exhibit A attached hereto.

EXHIBIT A

1.	Section 3.01 of Article III of the Amended and Restated Bylaws of the Corporation is hereby amended in its entirety to read as follows:

3.01 Annual Meetings. The board of directors may determine the date, time and place of the annual meetings of the shareholders. The annual meetings may be held in or out of the State of Arizona. If no such date, time and place is fixed by the board of directors, the annual meeting for any calendar year shall be held on April 1 at 10:00 a.m. at the Corporation’s known place of business. If that day is not a Business Day (as defined in the Arizona Revised Statutes), the meeting shall be held on the next succeeding Business Day. At each annual meeting of shareholders, the shareholders entitled to vote shall elect such directors and transact such business as may properly be brought before the meeting.

2.	Section 4.01 of Article IV of the Amended and Restated Bylaws of the Corporation is hereby amended in its entirety to read as follows:

4.01 Membership.

(a) Number and Qualification. The board of directors shall consist of such number of directors, not fewer than one (1) nor more than fifteen (15), as may be determined from time to time by the board of directors. All directors of the Corporation shall be natural persons of at least eighteen (18) years of age, and need not be residents of the State of Arizona or shareholders of the Corporation.

(b) Terms. The terms of all directors expire at the annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten the term of any incumbent director. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. Despite the expiration of a director’s term, a director shall continue to hold office until the director’s successor is elected and qualifies, until the director’s resignation or removal or (subject to the second sentence of this Section) until there is a decrease in the number of directors.

(c) Removal. The shareholders may remove one or more directors with or without cause. If less than the entire board of directors is to be removed, a director shall not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal. A director may be removed by the shareholders only at a meeting, and the meeting notice shall state that the purpose or one of the purposes of the meeting is removal of the director.

3.	Section 5.01 of Article V of the Amended and Restated Bylaws of the Corporation is hereby amended in its entirety to read as follows:

5.01 Elections and Appointments.

(a) Number, Qualifications and Designation. The officers of the Corporation shall be appointed by the board of directors. The same individual may simultaneously hold more than one office in the Corporation. Officers may, but need not, be directors or shareholders of the Corporation.

(b) Term. An officer shall hold office until that officer’s successor is duly elected and qualified, or until the earlier of such officer’s death, resignation or removal. The appointment of an officer does not itself create contract rights.

(c) Duties of Officers. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

(d) Standards of Conduct for Officers. An officer’s duties shall be discharged (a) in good faith, (b) with the care an ordinary prudent person in a like position would exercise under similar circumstances, and (c) in a manner the officer reasonably believes to be in the best interests of the Corporation.

4.	Section 6.01 of Article VI of the Amended and Restated Bylaws of the Corporation is hereby amended in its entirety to read as follows:

6.01 Chairman and Vice Chairman of the Board. The board of directors may appoint a Chairman and a Vice Chairman of the Board. The Chairman of the Board, or in the Chairman’s absence, the Vice Chairman of the Board, shall perform such duties as may be assigned in these Bylaws and shall perform such other duties as may from time to time be requested by the board of directors. The Chairman and Vice Chairman of the Board must be directors, and shall not be considered officers of the Corporation unless the board of directors specifically determines otherwise at the time of appointment.

AMENDED AND RESTATED BYLAWS

OF

MO-RO-KO, INC.

I. CORPORATION ARTICLES

1.01 References to Articles. Any reference herein made to the corporation’s articles will be deemed to refer to its articles of incorporation or its restated articles of incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission, together with any and all certificates filed by the corporation with the Arizona Corporation Commission (or any successor to its functions) pursuant to applicable law.

1.02 Seniority. The articles will in all respects be considered senior and superior to these bylaws, with any inconsistency to be resolved in favor of the articles, and with these bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

II. CORPORATION OFFICES

2.01 Known Place of Business. The known place of business of the corporation in the State of Arizona shall be the office of its statutory agent unless otherwise designated in the articles or in a written statement or document duly executed and filed with the Arizona Corporation Commission. The corporation may have such other offices, either within or without the State of Arizona, as the board of directors may designate or as the business of the corporation may require from time to time.

2.02 Change Thereof. The board of directors may change the corporation’s known place of business or its statutory agent from time to time by filing a statement with the Arizona Corporation Commission pursuant to applicable law.

III. SHAREHOLDERS

3.01 Annual Meetings. Each annual meeting of the shareholders is to be held on the first Tuesday in the month of March of each year or such other day in March as may be designated by the board of directors, commencing with the year 1996 (unless that day be a legal holiday, in which event the annual meeting will be held on the next succeeding business day) at a time and place as determined by the board of directors or, in the absence of action by the board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 3.03 below. At the annual meeting, shareholders shall elect a board of directors and transact such other business as may be properly brought before the meeting. If any annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted. Any director elected at any annual meeting, deferred annual meeting or special meeting will continue in office until the election of his successor, subject to his earlier resignation pursuant to Section 7.01 below.

3.02 Special Meetings. Special meetings of the shareholders may be held whenever and wherever called for by the chairman of the board, the president or the board of directors, or by the written demand of the holders of not less than 50% of all issued and outstanding shares of the corporation entitled to vote at any such meeting. Any written demand by shareholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof, and to such additional matters as the chairman of the meeting may rule to be germane to such purposes.

3.03 Notices. Not less than ten (10) nor more than sixty (60) days (inclusive of the date of meeting) before the date of any meeting of the shareholders and at the direction of the person or persons calling the meeting, the secretary of the corporation will cause a written notice setting forth the time, place and general purposes of the meeting to be given by facsimile or by deposit in the mail, with first class or airmail postage prepaid, addressed to each shareholder of record at his last address as it appears on the corporation’s records on the applicable record date. Notice shall be effective when sent or when mailed. Any shareholder may waive call or notice of any annual, deferred annual or special meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a shareholder at any such meeting in person or by proxy will automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he or his proxy is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed.

3.04 Shareholders of Record. For each meeting, or consent to corporate action without a meeting, of shareholders (and at any adjournment of such meeting), or in order to make a determination of shareholders for determining those shareholders entitled to receive payment of any dividend, or for any other lawful action, the board of directors may fix in advance a record date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or other action.

If no record date is fixed by the board of directors for determining shareholders entitled to notice of, and to vote at, a meeting of shareholders, the record date shall be at four o’clock in the afternoon on the day before the notice is given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed for determining shareholders entitled to express written consent to corporate action without a meeting, the record date shall be the time of the day on which the first written consent is served upon an officer or director of the corporation.

A determination of shareholders of record entitled to notice of, and to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting, and further provided that the adjournment or adjournments of any such meeting do not exceed thirty (30) days in the aggregate.

3.05 Shareholder Record. The officer or agent having charge of the stock ledger books for the corporation shall make, at least ten (10) days before every meeting of shareholders, a complete record of the shareholders entitled to vote at the meeting (and at any adjournment thereof), arranged in alphabetical order by voting group and class or series of share within each voting group, showing the address and the number of shares registered in the name of each shareholder. Such record shall be produced and kept open at the office of the corporation beginning two days after notice of the meeting is given for which the list was prepared and continuing through the meeting. In addition, the list shall be made available at the meeting for inspection or copying. The record shall be subject to the inspection rights of shareholders as set forth at A.R.S. § 10-720 (B).

3.06 Proxies. Any shareholder entitled to vote thereat may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) which is specified in such proxy, provided that his or her proxy is executed in writing by such shareholder or his or her duly authorized attorney-in-fact and received by the secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven months from the date of its execution, unless otherwise specifically provided therein. The burden of proving the validity of any undated, irrevocable or otherwise contested proxy at a meeting of the shareholders will rest with the person seeking to exercise the same. A telegram or cablegram appearing to have been transmitted by a shareholder or by his duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

3.07 Voting. Except for the election of directors (which will be governed by cumulative voting pursuant to applicable law) and except as may otherwise be required by the corporation’s articles, these bylaws or by statute, each issued and outstanding share of the corporation (specifically excluding shares held in the treasury of the corporation) represented at any meeting of the shareholders in person or by a proxy given pursuant to Section 3.06 above, will be entitled to one vote on each matter submitted to a vote of the shareholders at such meeting. Unless otherwise required by the corporation’s articles or by applicable law, any question submitted to the shareholders will be resolved by a majority of the votes cast thereon, provided that such votes constitute a majority of the quorum of that particular meeting, whether or not such quorum is then present. Voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

3.08 Quorum. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the shares of the corporation issued, outstanding and entitled to vote at the meeting will constitute a quorum of the shareholders for all purposes. In the absence of a quorum, any meeting may be adjourned from time to time by its chairman, without notice other than by announcement at the meeting, until a quorum is formed. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum has been formed at any meeting, the shareholders from time to time remaining in attendance may continue to transact business until adjournment, notwithstanding the prior departure of enough shareholders to leave less than a quorum. If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

3.09 Election Inspectors. The board of directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

3.10 Organization and Conduct of Meetings. Each meeting of the shareholders will be called to order and thereafter chaired by the chairman of the board of directors if there is one; or, if not, or if the chairman of the board is absent or so requests, then by the president; or if both the chairman of the board and the president are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the board of directors. The corporation’s secretary will act as secretary of each meeting of the shareholders; in his or her absence the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

3.11 Shareholder Approval or Ratification. The board of directors may submit any contract or act for approval or ratification of the shareholders (the notice of which either includes mention of the proposed submittal or is waived pursuant to Section 3.03 above) or by unanimous written consent to corporate action without a meeting pursuant to Section 3.13 below. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting or by such unanimous written consent, the same will be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of its shareholders.

3.12 Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

3.13 Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a consent in writing, seating forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matters thereof. Such consent shall have the same effect as a unanimous vote of the shareholders of the corporation at a meeting duly called and noticed.

IV. BOARD OF DIRECTORS

4.01 Membership. The board of directors will be comprised of six members who need not be shareholders of the corporation, unless a smaller or greater size is mutually agreed upon by, on the one hand, William C. Kordsiemon, Sr. and Margaret Kordsiemon, husband and wife, in their capacity as a shareholder (“Kordsiemon”), and, on the other hand, Southwest Ambulance of Pima, Inc., in its capacity as a shareholder (“Southwest”). Kordsiemon and Southwest shall each be entitled to nominate two persons in addition to William C. Kordsiemon, Sr. and Robert Ramsey, respectively, to serve on the board of directors, and Kordsiemon and Southwest shall vote their shares so as to elect each such person so nominated. The directors will regularly be elected at each annual meeting of the shareholders, but directors may be elected at any other meeting of the shareholders. Any vacancy created by the departure of a director nominated by Kordsiemon or Southwest shall be filled with an individual designated by that same shareholder. The board of directors will have the power to increase or decrease its size within the aforesaid limits and to fill any vacancies which may occur in its membership, whether resulting from an increase in the size of that board or otherwise, and shall hold office until the next annual meeting of the shareholders. Each director elected by the shareholders or the board of directors shall hold office until his or her successor is duly elected and qualified.

4.02 Regular Meetings. A regular annual meeting of the board of directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the board of directors may determine.

4.03 Special Meetings. Special meetings of the board of directors may be held whenever and wherever called for by the chairman of the board, the president or the number of directors which would be required to constitute a quorum.

4.04 Notices. No notice need be given of regular meetings of the board of directors. Written notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or via mail or telegram addressed to him at his latest address appearing on the corporation’s records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when (i) if given by mail, the same is deposited in the mail, with first class or airmail postage prepaid, at least four days before the meeting date, or (ii) if personally delivered or given by telegram, the same is handed to the director, or the telegram is delivered to the telegraph office for fast transmittal, at least 48 hours prior to the convening of the meeting. Any director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a director at any meeting will automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting to the transaction of business because the meeting has not been properly called or noticed. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

4.05 Quorum. A quorum for the transaction of business at any meeting or adjourned meeting of the board of directors will consist of a majority of those then in office. Once a quorum has been formed, the directors from time to time remaining in attendance at such meeting prior to its adjournment will continue to be legally competent to transact business properly brought before the meeting, notwithstanding the prior departure from the meeting of enough directors to leave less than a quorum.

4.06 Voting. Any matter submitted to a meeting of the board of directors will be resolved by a majority of the votes cast thereon.

4.07 Executive Committee. The board of directors, by resolution adopted by a majority of the full board, may name one or more of its members as an executive committee. Such executive committee will have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation while the board is not in session, subject to such limitations as may be included in the board’s resolution; provided, however, that such executive committee shall not have the authority of the board of directors in reference to the matters prohibited by applicable law. Any member of the executive committee may be removed, with or without cause, by the board of directors. In the event any vacancy occurs in the executive committee, it shall be filled by the board of directors.

4.08 Other Committees. The board of directors, from time to time, by resolution adopted by a majority of the full board, may appoint other standing or temporary committees from its membership and vest such committees with such powers as the board may include in its resolution; provided, however that such committees shall be restricted in their authority as specifically set forth with respect to the executive committee in Section 4.07 above.

4.09 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or of any committee at which action is taken on any matter will be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting and promptly on the directors’ arrival to holding it or transacting business at the meeting; (b) the directors’ dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation before 5:00 p.m. on the next business day after the meeting. A right to dissent will not be available to a director who voted in favor of the action.

4.10 Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors or of any committee, and may be paid a fixed sum for attendance at each such meeting and/or a stated

salary as a director or committee member. No such payment will preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

4.11 Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if all directors or committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous vote of the directors or committee members of the corporation at a meeting duly called and noticed.

4.12 Meetings by Conference Telephone. Any member of the board of directors or of a committee thereof may participate in any meeting of the board or such committee by means of a conference telephone or similar communication equipment whereby all members participating in such meeting can hear one another. Such participation shall constitute attendance in person, unless otherwise stated as provided in Section 4.04 above.

V. OFFICERS - GENERAL

5.01 Elections and Appointments. Notwithstanding any other provision hereof, Robert Ramsey shall serve as chief executive officer and chairman of the board (with his responsibilities including management of the emergency business), and William C. Kordsiemon, Sr. shall serve as president (with his responsibilities including management of the non-emergency business). The board of directors may elect or appoint a president, one or more vice presidents, a secretary, and a treasurer, and shall choose a chairman of the board. The regular election or appointment of officers will take place at each annual meeting of the board of directors, but elections of officers may be held at any other meeting of the board. A person elected or appointed to any office will continue to hold that office until the election or appointment of his successor, subject to action earlier taken pursuant to Section 5.04 or 7.01 below. Any two or more offices may be held by the same person.

5.02 Additional Appointments. In addition to the officers contemplated in Section 5.01 above, the board of directors may elect or appoint other corporate or divisional officers or agents with such authority to perform such duties as may be prescribed from time to time by the board or directors, by the president or by the superior officer of any person so elected or appointed. Each of such persons (in the order designated by the board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer’s absence or disability.

5.03 Bonds and Other Requirements. The board of directors may require any officer to give bond to the corporation (with sufficient surety, and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the board.

5.04 Removal; Delegation of Duties. The board of directors may, whenever in its judgment the best interests of the corporation will be served thereby, remove any officer or agent of the corporation or temporarily delegate his powers and duties to any other officer or to any director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose powers and duties have been delegated. Election or appointment of an officer or agent shall not of itself create contract rights.

5.05 Salaries. The salaries of officers may be fixed from time to time by the board of directors. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

VI. SPECIFIC OFFICERS

6.01 Chairman of the Board. The board of directors shall elect a chairman to serve as a general executive officer of the corporation, and, if specifically designated as such by the board, as the chief executive officer of the corporation. If elected, the chairman will preside at all meetings of the board of directors and be vested with such other powers and duties as the board may from time to time delegate to him or her.

6.02 President and Vice Presidents. The president will supervise the business and affairs of the corporation and the performance by all of its other officers of their respective duties, subject to the control of the board of directors (and of its chairman, if the chairman has been specifically designated as chief executive officer of the corporation). One or more vice presidents may be elected by the board of directors to perform such duties as may be designated by the board or be assigned or delegated to them by the chief executive officer. The chief executive officer or any one of the vice presidents as authorized by the board will be vested with all of the powers and charged with all of the duties of the president in the event of his or her absence or inability to act. Except as may otherwise be specifically provided in a resolution of the board of directors, the president, chief executive officer, or any vice president will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent, (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the corporation as specifically required by the board of directors by means of resolution which shall set maximum authority limits including without limitation borrowing limit, check-signing limits, leases, bonds, pledge of collateral or the sale of assets. The president, chief executive officer or any vice president may represent the corporation at any meeting of the shareholders of any other corporation in which this corporation then holds shares, and may vote this corporation’s shares in such other corporation in person or by proxy appointed by him or her, provided that the board of directors may from time to time confer the foregoing authority upon any other person or persons.

6.03 Secretary. The secretary will authenticate records of the corporation, keep the minutes of meetings of the shareholders, board of directors and any committee, and all unanimous written consents of the shareholders, board of directors and any committee of the corporation, and will see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. The secretary will be custodian of the corporate seal and corporate records, and, in general, perform all duties incident to the office. Except as may otherwise be specifically provided in a resolution of the board of directors, the secretary and each assistant secretary will be a proper officer to take charge of the corporation’s stock transfer books and to compile the voting record pursuant to Section 3.05 above, and to impress the corporation’s seal on any instrument signed by the president, any vice president or any other duly authorized person, and to attest to the same.

6.04 Treasurer. The treasurer will keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and will cause all money and other valuable effects to be deposited in the name and to the credit of the corporation in such depositaries, subject to withdrawal in such manner, as may be designated by the board of directors. He or she will render to the president, the directors and the shareholders at proper times an account of all his or her transactions as treasurer and of the financial condition of the corporation. The treasurer shall be responsible for preparing and filing such financial reports, financial statements and returns as may be required by law.

VII. RESIGNATIONS AND VACANCIES

7.01 Resignations. Any director, committee member or officer may resign from his or her office at any time by written notice delivered or addressed to the corporation at its known place of business. Any such resignation will be effective upon its receipt by the corporation unless some later time is therein fixed, and then from that time; the acceptance of a resignation will not be required to make it effective.

7.02 Vacancies. If the office of any director, committee member or officer becomes vacant by reason of his or her death, resignation, disqualification, removal or otherwise, the board of directors may choose a successor to hold office for the unexpired term.

VIII. SEAL

8.01 Form Thereof. The board of directors may provide for a seal of the corporation which will have inscribed thereon the name of the corporation, the state and year of its incorporation and the words “Corporate Seal”.

IX. CERTIFICATES REPRESENTING SHARES

9.01 Form Thereof. Each certificate representing shares of the corporation will be in such form as may from time to time be approved by the board of directors, will be consecutively numbered and will exhibit such information as may be required by applicable law.

9.02 Signatures and Seal Thereon. All certificates issued for shares of the corporation (whether new, reissued or transferred) will bear the signatures of the president or a vice president, and of the secretary or an assistant secretary, and the impression of the corporation’s corporate seal, if any. The signatures of such officers of the corporation and the impression of its corporate seal may be in facsimile form on any certificate which is countersigned by a transfer agent and/or registered by a registrar duly appointed by the corporation and other than the corporation itself or one of its employees. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates, they may still be countersigned, registered, issued and delivered by the corporation’s transfer agent and/or registrar thereafter, the same as though such person had continued to hold the office indicated on such certificate.

9.03 Ownership. The corporation will be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

9.04 Transfers. Transfers of shares of the corporation may be made on the stock transfer books of the corporation only at the direction of the person named in the certificate therefor (or by his or her duly authorized attorney-in-fact) and upon the surrender of such certificate.

9.05 Lost Certificates. In the event of the loss, theft or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register and issue) a new certificate, and cause the same to be delivered to the owner of the shares represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his ownership of the certificate, as the corporation considers satisfactory, together with any other facts which the corporation considers pertinent, and further provided that, if so required by the corporation, the owner shall provide a bond in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable). The corporation may act through its president or any vice president for any purpose of this Section 9.05.

X. DIVIDENDS

10.01 Subject to such restrictions or requirements as may be imposed by applicable law or the corporation’s articles or as may otherwise be binding upon the corporation, the board of directors may from time to time declare and the corporation may pay dividends on shares of the corporation outstanding on the dates of record fixed by the board, to be paid in cash, in property or in shares of the corporation on or as of such payment or distribution dates as the board may prescribe.

XI. AMENDMENTS

11.01 These bylaws may be altered, amended, supplemented, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws may be adopted, at any duly constituted meeting of the board of directors (the notice of which meeting either includes mention of the proposed action relative to the bylaws or is waived pursuant to Section 4.04 above) or, alternatively, by unanimous written consent to corporate action without a meeting of the board of directors pursuant to Section 4.11 above. If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof will be required.

Adopted and Approved by the shareholders of the corporation this 14th day of March, 1996.

Secretary